Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (“Agreement”) is entered into by and between Island Radio, Inc. (“Island Radio”), a Nevada corporation, and Blue Water Restaurant Group, Inc. (“Blue Water”), a Nevada corporation.

WITNESSETH:

WHEREAS, Island Radio is a Securities and Exchange Commission (SEC) reporting company;

WHEREAS, Blue Water is in the process of becoming an SEC reporting company;

WHEREAS, Island Radio wishes to issue and convey two-million (2,000,000) shares of its common stock, $0.001 par value, to Blue Water in exchange for two-million (2,000,000) shares of Blue Water’s common stock, $0.001 par value;

WHEREAS, Blue water wishes to issue and convey two-million (2,000,000) shares of its common stock, $0.001 par value, to Island Radio in exchange for two-million (2,000,000) shares of Island Radio’s common stock; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual terms and covenants hereinafter expressed, Blue Water and Island Radio do mutually agree as follows:

1.

Share Exchange.  The Parties hereto agree to issue and convey shares of stock as follows:

A.

Island Radio.  Island Radio shall issue two-million (2,000,000) new shares of its common stock, $0.001 par value, in the name of Blue Water.  These shares shall be valued at twenty-thousand (US$20,000) dollars, or one-cent (US$0.01) per share;

B.

Blue Water.  Blue Water shall issue two-million (2,000,000) new shares of its common stock, $0.001 par value, in the name of Island Radio.  These shares shall be valued at twenty-thousand (US$20,000) dollars, or one-cent (US$0.01) per share; and

C.

Restricted Legend.  The shares issued under this Agreement shall be issued pursuant to the provisions of Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering and all stock certificates hereto shall have an appropriate restrictive legend printed on them.

2.

Expenses.  All Parties shall be responsible for their own expenses incurred during the performance of this Agreement.

3.

Closing Date.  The completion of the transactions contemplated in this Agreement shall take place contemporaneously upon the execution of this Agreement by the parties.

4.

Other Material Terms and Conditions.

A.

Entire Agreement. This Agreement together with all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings, or other matters, whether oral or written, with respect to the engagement hereof. No modification, recision, cancellation, amendment or termination of this Agreement shall be effective unless it is in writing and is signed by all parties to this Agreement.

B.

Conflict. In the event of any conflict, ambiguity or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

C.

Assignments. The benefits of this Agreement shall inure to the respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

D.

Notices. Any notice required or permitted to be given under this Agreement shall be in writing and served by hand delivery, commercial overnight courier or registered or certified U.S. Mail to the address stated below for both parties and shall be deemed duly given upon receipt, or if by registered or certified U.S. Mail three (3) business days following deposit in the U.S. Mail. The parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder. The initial address for notice are:

Address for Blue Water Notice:

Address for Island Radio Notice:

4021 McGinnis Fry Road, Suite 1436

5850 Cameron Run Terrace, Suite 918

Suwanee, GA  30024

Alexandria, VA  22303

E.

Severability. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any remaining provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

F.

No Interpretation Against Drafter.  This Agreement has been negotiated at arm’s length between persons sophisticated and knowledgeable in these types of matters.  In addition, each party has been represented by experienced and knowledgeable legal counsel or had the opportunity to consult such counsel.  Accordingly, any normal rule of construction or legal decision that would require a court to resolve any ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

G.

Governing Law. This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of the State of Florida, without reference to its conflicts of law principles. All disputes arising out of or under this Agreement shall be adjudicated exclusively within the courts located within Miami-Dade County, Florida and both parties hereby consent to such venue and exclusive jurisdiction of such courts, and waive any and all rights to proceed in any different forum.

H.

Paragraph Headings. The paragraph headings set forth in this Agreement are for the convenience of the parties, and in no way define, limit or describe the scope or intent of this Agreement and are to be given no legal effect.

I.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that electronic and/or facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

J.

Injunctive Relief. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, Blue Water and Island Radio hereby agree, consent and acknowledge that, in the even of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in a competent court of jurisdiction without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity. For the purposes of this Agreement, each party hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies, the non-breaching party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain an injunction enforcing this Agreement or barring, enjoining or otherwise prohibiting the other party from circumventing the express written intent of the parties of this Agreement.

K.

Attorney’s Fees. In the event arbitration, litigation, action, suit or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party’s reasonable attorneys’ fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, reasonable attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

IN WITNESS WHEREOF, the parties, by their duly authorized representative, have caused this Agreement to be executed on the 29th day of March, 2011.

ISLAND RADIO, INC.

          BLUE WATER RESTAURANT GROUP, INC.

(ISLAND RADIO)

(BLUE WATER)

/s/ Eric Boyer________________

/s/ Michael Hume________________

Eric Boyer

Michael Hume

President and CEO

President and CEO